EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2017-BNK6 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as General Master Servicer, National Cooperative Bank, N.A., as NCB Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as General Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Del Amo Fashion Center Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor by merger to SunTrust Bank, as Special Servicer for the Del Amo Fashion Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Del Amo Fashion Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Del Amo Fashion Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Del Amo Fashion Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Del Amo Fashion Center Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Gateway Net Lease Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Gateway Net Lease Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Gateway Net Lease Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Gateway Net Lease Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Gateway Net Lease Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Gateway Net Lease Portfolio Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Starwood Capital Hotel Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Starwood Capital Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Starwood Capital Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Starwood Capital Hotel Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Starwood Capital Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Starwood Capital Hotel Portfolio Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Westchester One Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Westchester One Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Westchester One Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Westchester One Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Westchester One Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Westchester One Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Westchester One Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the General Motors Building Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the General Motors Building Mortgage Loan prior to July 26, 2021, Argentic Services Company LP, as Special Servicer for the General Motors Building Mortgage Loan on and after July 26, 2021, Wilmington Trust, National Association, as Trustee for the General Motors Building Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the General Motors Building Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the General Motors Building Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the General Motors Building Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Amazon Lakeland Mortgage Loan, KeyBank National Association, as Special Servicer for the Amazon Lakeland Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Amazon Lakeland Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Amazon Lakeland Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Amazon Lakeland Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Amazon Lakeland Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Amazon Lakeland Mortgage Loan on and after November 1, 2021.

Dated: March 10, 2022

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)